UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 26, 2025
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware		0-25092	86-0766246
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Insight Way,
Chandler,	Arizona		85286
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:
(480) 333-3000
Not Applicable
(Former name or former address, if changed since last report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 26, 2025, Insight Enterprises, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with ValueAct Capital Master Fund, L.P. (the “ValueAct”). Pursuant to the Repurchase Agreement, among other things, the Company purchased 600,000 shares of its common stock, par value $0.01 per share (“Common Stock”), from ValueAct at a price of $126.86 per share, for aggregate cash consideration of $76,117,704.
The foregoing description is only a summary, is not complete, should be read together with, and is qualified in its entirety by reference to, the entire Stock Purchase Agreement, which has been filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.
Item 8.01. Other Events.
On May 27, 2025, the Company issued a press release describing the Repurchase Agreement.
The Company’s purchase of shares under the Repurchase Agreement was made pursuant to existing authorization under its stock repurchase program.
A copy of the press release is included as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of May 26, 2025, by and among Insight Enterprises, Inc. and ValueAct Capital Master Fund, L.P.

99.1	Press release, dated May 27, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date:	May 27, 2025	By:	/s/ Rachael A. Crump
Rachael A. Crump
Chief Accounting Officer